QT Imaging Reports First Quarter 2026 Revenue of $6.5 Million

Revenue of $6.5 Million, Up 133% Year-Over-Year with 13 Scanners Shipped
Two Year Extension of the Maturity Date of the Senior Secured Term Loan to March 31, 2029
Secured a Category III CPT Code Specific to QT Imaging, Paving the Way to U.S. Reimbursement
Conference Call Begins Today at 4:30 p.m. Eastern Time

NOVATO, Calif. – May 13, 2026 – QT Imaging Holdings, Inc. (Nasdaq: QTI) (“QT Imaging” or the “Company”), a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, today reported financial results for the three months ended March 31, 2026 and provided a business update.
“We continued to execute during the first quarter, making meaningful progress across commercialization, regulatory execution, and clinical validation,” said Dr. Raluca Dinu, Chief Executive Officer of QT Imaging. “During the quarter, we shipped 13 QT Breast Acoustic CT™ systems, in line with our commercial distribution commitments, secured a dedicated Category III CPT code for our technology that becomes effective as of January 2027, and received FDA 510(k) clearance for enhancements that improve visualization of posterior breast tissue.
“Recently, the maturity date of our senior secured term loan with our lender was extended by two years from March 31, 2027 to March 31, 2029. This extension provides the Company with additional financial flexibility as we continue executing on our commercial, clinical, and strategic growth initiatives.
“Importantly, we also expanded internationally with regulatory clearance in the United Arab Emirates, supporting a previously established multiyear commercial agreement in the region. At the same time, we advanced our technology platform through the launch of the QT Imaging-Olea Viewer and released a meaningful software improvement focused on reflection image quality, workflow, and quantitative analysis.
“Our clinical strategy continues to gain momentum through investigator studies at leading institutions that demonstrate strong concordance between QTscan and MRI. We believe QTscan is uniquely positioned as a radiation-free, compression-free, true 3D breast-imaging platform capable of providing quantitative information meant to improve clinical decision making, particularly for women with dense breasts. We remain focused on disciplined execution as we expand adoption of the platform globally,” she added.
First Quarter and Recent Business Highlights
•Shipped 13 Breast Acoustic CT scanners in the first quarter of 2026 through our Amended NXC Distribution Agreement.
•Generated additional clinical evidence supporting agreement of the QTscan with MRI through investigator studies. A prospective pilot study at the Mayo Clinic evaluated QTscan as a supplemental screening tool in high-risk women and demonstrated absolute agreement between QT Imaging and MRI, suggesting comparable effectiveness of QT Imaging and MRI in identifying positive findings.
•Secured American Medical Association (AMA) approval of a new Category III CPT code, X579T, for 3D quantitative transmission volumetric ultrasound tomography of the breast. This code recognizes the distinct clinical service enabled by QTI's Breast Acoustic CT system’s radiation-free, compression-free, 3D breast-imaging platform, and becomes effective January 1, 2027.
•Received U.S. Food and Drug Administration (FDA) 510(k) clearance for an updated configuration of QTI's Breast Acoustic CT scanner, which is designed to enhance visualization and expand imaging coverage of the posterior breast tissue, a region that is challenging to capture.
•Received official classification and clearance from the United Arab Emirates (UAE) Emirates Drug Establishment for use of QTI’s Breast Acoustic CT scanners and the QT Imaging’s Cloud SaaS Platform subscription. QT Imaging has an exclusive distribution agreement for the UAE with Al Naghi Medical Co., a leading regional distributor of medical devices in the Gulf region. The agreement provides for committed minimum order quantities (MOQs) of seven scanners in 2026, increasing to 16 scanners in 2027 and 20 scanners in 2028, for a total minimum of 43 scanners representing revenue of more than $24 million.
•Launched the QT Imaging-Olea Viewer, which provides a unified platform for viewing multiple breast imaging modalities, enabling clinicians to efficiently correlate findings across multi-imaging sources and monitor patients longitudinally to streamline workflow. The viewer is designed to enhance clinical efficiency and support more informed patient management.
•Released software update version 4.5.0, a next-generation image reconstruction that improves spatial resolution in reflection imaging, resulting in more accurate image representation while maintaining efficient processing time.
•Uplisted to The Nasdaq Capital Market after having met all listing requirements, including financial, corporate governance, and regulatory criteria.
•Named renowned breast cancer researcher Dr. Mary W. Yamashita as Medical Advisor to provide strategic advisory and development support across several key areas, including optimizing clinical integration and user experience, and ensuring the Company’s technologies meets and exceeds the expectations of clinicians and patients.
•Welcomed Dr. Barry Roseman, a breast surgical oncologist with more than 25 years of experience treating breast cancer and breast disease, as Senior Medical Advisor. Dr. Roseman’s engagement includes clinical implementation of the QT Imaging technology in his diagnostic and screening center to support physician training, workflow integration, patient access, and ongoing collection of real-world clinical, operational, financial, patient, and provider experiences.
•Subsequent to the close of the quarter, the Company amended the Lynrock Lake Credit Agreement, extending the maturity date of the senior secured term loan by two years to March 31, 2029, and increasing the interest rate to 12.0% per annum from 10.0% previously.
First Quarter Financial Results
•Revenue for the first quarter of 2026 was $6.5 million, an increase of 133% from $2.8 million for the first quarter of 2025. The increase was primarily attributable to the shipment of 13 Breast Acoustic CT scanners in the 2026 quarter compared with six scanners in the prior-year period.
•Gross margin for the first quarter of 2026 was 41% compared with 65% for the first quarter of 2025. The higher gross margin in the first quarter of 2025 was primarily due to the sale of two majorly depreciated scanners, hence with a lower cost basis.
•Total operating expenses for the first quarter of 2026 were $5.0 million compared with $2.9 million for the same period of 2025. The increase was primarily attributable to employee compensation and professional and outside service costs.
•Total interest and other expense, net for the first quarter of 2026 was $1.1 million compared with $10.1 million for the first quarter of 2025. The decrease was primarily due to $8.8 million in nonrecurring charges recorded in the prior-year period, including noncash expense related to the issuance of the Lynrock Lake Term Loan and the extinguishment and modification charges associated with the Yorkville and Cable Car Notes. The decrease was partially offset by higher interest expense driven by accrued interest and debt discount amortization on the Lynrock Lake Term Loan.
•Net loss for the first quarter of 2026 of $3.4 million, or $0.25 per share, compared with a net loss of $11.1 million, or $1.21 per share, for the first quarter of 2025.
•Non-GAAP adjusted EBITDA* for the first quarter of 2026 of $(1.9) million compared with $(0.9) million for the first quarter of 2025.
•Net cash used in operating activities during the first quarter of 2026 was $3.7 million compared with $3.5 million during the first quarter of 2025.
•Cash, restricted cash, and cash equivalents were $7.0 million as of March 31, 2026 compared with $10.5 million as of December 31, 2025.
2026 Revenue Guidance
The Company reaffirms guidance for 2026 revenue to be approximately $39 million, reflecting scanner shipments in the U.S. and world-wide, and initial revenue from the QT Imaging Cloud Platform. These expectations are in accordance with the MOQs per its Amended Distribution Agreement with its U.S. strategic business and distribution partner, NXC Imaging, Inc., a wholly owned subsidiary of Canon Medical Systems USA, as well as its new distribution partners in the Gulf region, Gulf Medical and Al Naghi Medical.
Conference Call and Webcast
QT Imaging management will host an investment community conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s financial and operational results and answer questions. Participants can pre-register for the conference call here. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
Those who choose not to pre-register can access the live conference call by dialing 866-777-2509 from within the U.S. and 412-317-5413 from outside the U.S. and requesting the QT Imaging call.
A live and archived webcast of the conference call will be available on the IR Calendar section of the Company website.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with GAAP. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.
EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, transaction expenses, warrant modification expense, loss on debt extinguishment, debt issuance expense and other income (expense), net. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.
Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure that is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables below.
We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables below.
About QT Imaging
QT Imaging Holdings, Inc. (Nasdaq: QTI) is a medical device company engaged in the research, development and commercialization of innovative imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding any express or implied statements or guidance regarding current or future financial performance and position, including shipments to the

Gulf region, QTI's Breast Acoustic CT scanner, including its commercialization, manufacturing (including large scale) and further development, the evolution of QT Imaging into a scalable imaging platform combining proprietary hardware, advanced image reconstruction software, and AI-powered clinical decision tools to address the growing need for precision in breast health, the QTI Cloud Platform and SaaS pricing model, performance of software enhancements, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy QTI’s Breast Acoustic CT Scanner; the impact on military actions in the Gulf region on the Company’s ability to ship products to that region.; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring-to-market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans, or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts
Investors
Alliance Advisors IR
Bruce Voss
bvoss@allianceadvisors.com
310-691-7104
Media
Alliance Advisors IR
Fatema Bhabrawala
fbhabrawala@allianceadvisors.com
647-620-5002

Summary of Results
For the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended
$ thousands (except per share amounts)	2026	2025
Revenue	$6,530	$2,798
Cost of revenue	3,858	986
Gross profit	2,672	1,812
Operating expenses:
Research and development	1,724	852
Selling, general and administrative	3,297	2,002
Total operating expenses	5,021	2,854
Loss from operations	(2,349)	(1,042)
Interest and other expense, net:
Interest expense, net	(930)	(691)
Other expense, net	(4)	(8,749)
Change in fair value of warrant liability	(173)	(705)
Change in fair value of derivative liability	—	101
Change in fair value of earnout liability	50	(50)
Total interest and other expense, net	(1,057)	(10,094)
Net loss	(3,406)	(11,136)
Net loss attributable to common stockholders	$(3,406)	$(11,136)

Net loss per share - basic and diluted (1)	$(0.25)	$(1.21)

Weighted-average shares outstanding (1)	13,798	9,172

(1)    Share and per share amounts for the three months ended March 31, 2025 differ from those published in prior unaudited condensed consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split. Specifically, the number of shares of common stock outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.

EBITDA and Adjusted EBITDA
For the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended
$ thousands	2026	2025
Net loss	$(3,406)	$(11,136)
Interest expense, net	930	691
Depreciation and amortization	20	38
EBITDA	(2,456)	(10,407)
Other expense, net	4	(15)
Debt issuance expense (1)	—	6,640
Debt modification and extinguishment expenses (2)	—	2,124
Change in fair value of warrant liability (3)	173	705
Change in fair value of derivative liability(4)	—	(101)
Change in fair value of earnout liability (5)	(50)	50
Stock-based compensation	381	101
Adjusted EBITDA	$(1,948)	$(903)
(1)Upon the issuance of the Lynrock Lake Term Loan, which closed on February 26, 2025, the Company recorded a loss of $6.6 million, including debt issuance costs of $0.2 million, in other expense, net for the three months ended March 31, 2025.
(2)The Company recorded debt modification expense of $0.1 million primarily related to its modification of the Cable Car Note on January 9, 2025 and debt extinguishment expense of $2.0 million related to the extinguishment of the Yorkville Note and Cable Car Note on February 26, 2025 in other expense, net for the three months ended March 31, 2025.
(3)The increase in fair value of warrant liability during the three months ended March 31, 2026 relates to the increase in the market value of the public warrants outstanding as of March 31, 2026. The increase in fair value of warrant liability during the three months ended March 31, 2025 relates to the liability classified private placement warrants, the Lynrock Lake Warrant, and Yorkville Warrant, which were primarily driven by an increase in the Company's stock price from the date of issuance of the Lynrock Lake Warrant and Yorkville Warrant and as of March 31, 2025. The Lynrock Lake Warrant and Yorkville Warrant were modified and subsequently reclassified to equity on June 11, 2025.
(4)The decrease in fair value of derivative liability during the three months ended March 31, 2025 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of February 26, 2025, prior to the extinguishment of the Yorkville Note.
(5)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of March 31, 2026 and 2025.

Consolidated Balance Sheets
As of March 31, 2026 and December 31, 2025
(Unaudited)

$ in thousands	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$6,900	$10,412
Restricted cash and cash equivalents	50	50
Accounts receivable, net	6,353	5,781
Inventory	6,826	5,027
Prepaid expenses and other current assets	1,068	821
Total current assets	21,197	22,091

Property and equipment, net	315	318
Operating lease right-of-use assets, net	477	573
Other assets	39	39
Total assets	$22,028	$23,021

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,927	$3,580
Accrued expenses and other current liabilities	5,131	3,825
Current maturities of long-term debt	—	9
Operating lease liabilities, current	467	454
Total current liabilities	8,525	7,868
Long-term debt	1,360	683
Related party notes payable	3,895	3,895
Operating lease liabilities	82	203
Warrant liability	276	103
Earnout liability	2,160	2,210
Other liabilities	1,931	1,614
Total liabilities	18,229	16,576

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	60,228	59,468
Accumulated deficit	(56,430)	(53,024)
Total stockholders’ equity	3,799	6,445
Total liabilities and stockholders’ equity	$22,028	$23,021

Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2026 and 2025
(Unaudited)

	Three Months Ended
$ in thousands	2026		2025
Cash flows from operating activities:
Net loss	$(3,406)		$(11,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20		38
Stock-based compensation	381		101
Loss on issuance of the Lynrock Lake Term Loan	—		6,640
Debt modification expense	—		90
Loss on debt extinguishment	—		2,034
Non-cash interest	677		477
Non-cash operating lease	(12)		(9)
Change in fair value of warrant liability	173		705
Change in fair value of derivative liability	—		(101)
Change in fair value of earnout liability	(50)		50
Changes in operating assets and liabilities:
Accounts receivable	(572)		(2,715)
Inventory	(1,799)		268
Prepaid expenses and other current assets	(247)		(635)
Accounts payable	(495)		61
Accrued expenses and other current liabilities	468		461
Other liabilities	1,208		135
Net cash used in operating activities	(3,654)		(3,536)

Cash flows from investing activities:
Purchases of property and equipment	(17)		—
Net cash used in investing activities	(17)		—

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	155		—
Proceeds from long-term debt, net of issuance costs	—		10,000
Repayment of long-term debt	(9)		(4,648)
Cash paid for stock issuance costs	(232)		—
Proceeds from stock option exercises	245	—	—
Net cash provided by financing activities	159		5,352
Net increase in cash and cash equivalents and restricted cash and cash equivalents	(3,512)		1,816
Cash and cash equivalents and restricted cash and cash equivalents, beginning balance	10,462		1,192
Cash and cash equivalents and restricted cash and cash equivalents, ending balance	$6,950		$3,008